Exhibit 10.18

THIRD AMENDMENT TO CREDIT AGREEMENT,
AMENDMENT TO REVOLVING CREDIT NOTE
AND LIMITED WAIVER

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, AMENDMENT TO REVOLVING CREDIT NOTE AND LIMITED WAIVER (this “Amendment”), effective as of the        day of March, 2015, is entered into by and among AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”) and JPMORGAN CHASE BANK, N.A. (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain Amended and Restated Credit Agreement dated as of November 30, 2013 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lender amend certain provisions of the Credit Agreement and agree to extend a term loan to the Borrower; and

WHEREAS, the Borrower has requested that the Lender waive compliance with Sections 6.12 and 6.14 of the Credit Agreement for the calendar quarter ending December 31, 2014; and

WHEREAS, the Lender is willing to amend the Credit Agreement, extend a term loan to the Borrower and waive compliance with the Credit Agreement, in each case, subject to the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors and the Lender agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

“Consolidated EBITDA” means, for any period, Net Income for such period, plus, to the extent deducted from Net Income for such period, the sum of (a) interest expense for such period, (b) income tax expense for such period and (c) depreciation and amortization expense for such period, all calculated for the Borrower and its Domestic Subsidiaries on a Consolidated basis in accordance with GAAP.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Term Loan” means the Loan made pursuant to Section 2.01(b).

“Term Loan Maturity Date” means February 28, 2020.

“Third Amendment” means that certain Third Amendment to Credit Agreement, Amendment to Revolving Credit Note and Limited Waiver dated as of the Third Amendment Effective Date, among the Borrower, the Guarantors and the Lender.

“Third Amendment Effective Date” means March      , 2015.

(b) Section 1.01 of the Credit Agreement is hereby amended to restate the definitions of the following terms in their entirety as follows:

“Applicable Margin” means (a) with respect to any CBFR Loan, 0.50% per annum, (b) with respect to any Eurodollar Loan (other than the Term Loan), 3.25% per annum and (c) with respect to the Term Loan, 3.50% per annum.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Commitment.

“Available Amount” means (a) at any time during the period commencing on the Third Amendment Effective Date through and including March 31, 2015, $1,500,000, and (b) at any time thereafter, an amount equal to the greater of (i) $1,500,000 and (ii) the lesser of (x) the Commitment and (y) the Borrowing Base.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03(a), substantially in the form of Exhibit 1.01B hereto.

“CBFR”, when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.

“Commitment” means the commitment of the Lender to make Revolving Loans and issue Letters of Credit hereunder in a maximum aggregate amount of $4,000,000, as such commitment may be reduced from time to time pursuant to the terms and provisions hereof.

“Fixed Charge Coverage Ratio” means, as of the date of determination, the ratio of (a) the sum of (i) operating profit from the Borrower’s Domestic Subsidiaries, plus (ii) depreciation, plus (iii) cash from foreign joint ventures, minus (iv) non-financed capital expenditures (other than costs incurred in connection with the expansion of the Beaumont Facility up to an amount equal to $4,900,000), all for the four quarter period then ended, to (b) the sum of (i) the current portion of long-term Indebtedness, plus (ii) interest expense, plus (iii) Taxes, plus (iv) Dividends, plus (v) payments in respect of Capital Lease Obligations, all for the same period; provided that (A) for the calendar quarter ending June 30, 2015, the Fixed Charge Coverage Ratio and each of the foregoing components shall be calculated for the two quarter period then ending and (B) for the calendar quarter ending September 30, 2015, the Fixed Charge Coverage Ratio and each of the foregoing components shall be calculated for the three quarter period then ending.

“Interest Payment Date” means (a) with respect to any Revolving Loan, the last Business Day of each calendar month and (b) with respect to the Term Loan, the last day of each calendar quarter.

“Mortgages” means that certain Deed of Trust, Security Agreement and Assignment of Rents dated as of the Third Amendment Effective Date, by M&I, in favor of Harve Truskett, as trustee for the Lender, covering the Beaumont Facility.

“Note” means, collectively, the promissory notes evidencing the Loans and described in Section 2.02(b).

“Revolving Credit Maturity Date” means December 31, 2015.

(c) Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01 The Commitment; The Term Loan.

(a) The Commitment.  Subject to the terms and conditions set forth herein, the Lender agrees to make revolving loans to the Borrower from time to time during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the Available Amount.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) The Term Loan.  Subject to the terms and conditions set forth herein, the Lender agrees to make a term loan to the Borrower on the Third Amendment Effective Date in the principal amount of $4,000,000.  The Term Loan is not revolving in nature; amounts repaid or prepaid may not be reborrowed.”

(d) Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.02 Loans and Borrowings.

(a) Subject to Section 2.11, (i) each Revolving Borrowing shall be comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) the Term Loan shall be comprised of a single Eurodollar Borrowing.

(b) The Revolving Loans shall be evidenced by a single revolving credit note, which shall be made by the Borrower in the principal amount of the Commitment, shall be substantially in the form attached hereto as Exhibit 2.02(b) with the blanks appropriately filled, shall be payable to the order of the Lender on the Revolving Credit Maturity Date and shall bear interest as provided in Section 2.10.  The Term Loan shall be evidenced by a single term note, which shall be made by the Borrower in the principal amount of $4,000,000, shall be in form and substance satisfactory to the Lender, shall be payable to the order of the Lender on the Term Loan Maturity Date and shall bear interest as provided in Section 2.10.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Revolving Loans outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period for such Borrowing would end after the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable.”

(e) Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.03 Requests for Borrowings.

(a) Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Lender of such request by telephone (a) in the case of a Eurodollar Loan, not later than 11:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Loan, not later than 10:00 a.m., Houston time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand or electronic delivery to the Lender of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and

(iv) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing.

(b) Term Loan Borrowing.  The execution and delivery of the Third Amendment and the satisfaction of all conditions precedent pursuant to the terms thereof shall be deemed to constitute the Borrower’s request to borrow the Term Loan on the Third Amendment Effective Date.”

(f) Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.04 Funding of Loans.  Subject to the provisions of Article IV, the Lender shall make the Revolving Loans available to an account of the Borrower maintained with the Lender and designated by the Borrower in the applicable Borrowing Request.  On the Third Amendment Effective Date, the Lender shall advance the Term Loan for the account of the Borrower and the Borrower hereby directs the Lender to apply the proceeds of the Term Loan to repay the Loans outstanding on the Third Amendment Effective Date.”

(g) Section 2.05 of the Credit Agreement is hereby amended to add the following new subsection (e) at the end of said Section:

“(e) The provisions of foregoing clauses (a) through (d) shall apply to Revolving Borrowings only.  With respect to the Term Loan Borrowing, at the end of each Interest Period applicable thereto, unless such Borrowing is repaid as provided herein, such Borrowing shall automatically continue for a successive Interest Period.”

(h) Section 2.06 of the Credit Agreement is hereby amended to restate the last sentence of subsection (b) thereof in its entirety as follows:

“A Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Obligations shall not exceed the lesser of (A) $3,000,000 and (B) the Available Amount and (ii) the sum of the outstanding principal balance of the Revolving Loans plus the LC Obligations shall not exceed the Available Amount.”

(i) Section 2.06 of the Credit Agreement is hereby further amended to restate subsection (c) thereof in its entirety as follows:

“(c) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days before the Revolving Credit Maturity Date.”

(j) Section 2.07 of the Credit Agreement is hereby amended to restate subsections (a) and (b) thereof in their entirety as follows:

“(a) Unless previously terminated, the Commitment shall terminate on the Revolving Credit Maturity Date.

(b) The Borrower may at any time terminate or from time to time reduce the Commitment without payment of any premium or penalty of any kind; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $500,000 and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the sum of the outstanding balance of the Revolving Loans plus the then outstanding LC Obligations would exceed the Available Amount.”

(k) Section 2.08 of the Credit Agreement is hereby amended to restate subsection (a) thereof in its entirety as follows:

“(a) The Borrower hereby unconditionally promises to pay to the Lender (i) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, (ii) the principal amount of the Term Loan in installments payable on the last day of each calendar quarter during the term hereof, commencing on March 31, 2015, with the first such installment being in the principal amount of $22,222.22, and each such installment thereafter being in the principal amount of $66,666.67 and (iii) the then unpaid principal amount of the Term Loan on the Term Loan Maturity Date.”

(l) Section 2.09 of the Credit Agreement is hereby amended to restate subsections (b) and (c) thereof in their entirety as follows:

“(b) In the event and on each occasion that the sum of the outstanding principal balance of the Revolving Loans and the LC Obligations exceeds the Available Amount, the Borrower shall immediately prepay Revolving Borrowings in an aggregate amount equal to such excess.

(c) In the case of any voluntary prepayment under Section 2.09(a), the Borrower shall notify the Lender by telephone (confirmed by electronic means) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a CBFR Borrowing, not later than 11:00 a.m., Houston time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each partial prepayment of the Term Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Each prepayment of the Term Loan shall be shall be applied in inverse order of maturity of scheduled principal payments thereunder (including the final payment on the Term Loan Maturity Date).  Prepayments shall be without premium or penalty of any kind and shall be accompanied by accrued interest to the extent required by Section 2.10 and by any amounts due pursuant to Section 2.13.”

(m) Section 2.10 of the Credit Agreement is hereby amended to restate subsection (d) thereof in its entirety as follows:

“(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of the Revolving Loans, upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period thereof, accrued interest on such Loan shall be payable on the effective date of such conversion.”

(n) Section 2.11 of the Credit Agreement is hereby amended to add the word “and” and the following new clause (iii) at the end of said Section:

“(iii) the Term Loan shall accrue interest at the Adjusted LIBO Rate, plus the Applicable Margin.”

(o) Section 2.12 of the Credit Agreement is hereby amended to add the phrase “or liquidity” immediately after the phrase “capital requirements” in subsection (b) thereof.

(p) Section 3.16 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety as follows:

“The proceeds of the Revolving Loans shall be used only for working capital and other general corporate purposes and the proceeds of the Term Loan shall be used only to repay outstanding Loans on the Third Amendment Effective Date.”

(q) Section 5.01 of the Credit Agreement is hereby amended to restate subsection (e) in its entirety as follows:

“(e) for each monthly period when, at any time, the aggregate outstanding Revolving Loans and LC Obligations during any such month are greater than $500,000, then, as soon as available, and in any event within 30 days after the end of each such calendar month, a Borrowing Base Report;”.

(r) Section 5.09 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety as follows:

“The proceeds of the Loans will used only for the purposes set forth in Section 3.16.”

(s) Section 6.01 of the Credit Agreement is hereby amended to restate subsection (d) thereof in its entirety as follows:

“(d) intentionally deleted;”.

(t) Section 6.02 of the Credit Agreement is hereby amended to restate subsection (f) thereof in its entirety as follows:

“(d) intentionally deleted;”.

(u) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.12 Fixed Charge Coverage Ratio.  The Borrower will not permit, as of the end of any calendar quarter commencing with the calendar quarter ending June 30, 2015, the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.”

(v) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.14 Net Profit.  The Borrower will not permit, (a) as of the end of the calendar quarter ending March 31, 2015, its net income for the three month period most recently ending to be less than $1.00, and (b) as of the end of each calendar quarter thereafter, its net income for the six month period most recently ending to be less than $1.00.”

(w) Article VI is hereby amended to add the following new Section at the end of said Article:

“Section 6.15 Minimum Consolidated EBITDA.  The Borrower will not permit Consolidated EBITDA for the three month period ending March 31, 2015 to be less than $200,000.”

(x) Schedule 1.01 of the Credit Agreement is hereby amended to restate Part 2 thereof in its entirety as follows:

“Intentionally deleted.”

(y) Exhibit 1.01A of the Credit Agreement is hereby amended to restate Exhibit A attached thereto in its entirety in the form attached hereto as Exhibit A.

3. Amendment to Note.  The Amended and Restated Revolving Credit Note dated November 30, 2013, executed by the Borrower in favor of the Lender (the “Revolving Credit Note”), is hereby amended (a) to delete the word “Loans” in the first paragraph thereof and substitute in its place the phrase “Revolving Loans” and (b) to delete the phrase “is the Note” in the second paragraph thereof and substitute in its place the phrase “one of the Notes”.

4. Limited Waiver.  Subject to the terms and conditions set forth herein, the Lender hereby waives compliance with Sections 6.12 and 6.14 of the Credit Agreement for the calendar quarter ending December 31, 2014.  The waivers set forth in this Section 6 (the “Waivers”) are limited to the extent specifically set forth above, and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby. The Waivers are granted only with respect to compliance with Sections 6.12 and 6.14 of the Credit Agreement for the calendar quarter ended December 31, 2014, and shall not apply to any violation of Section 6.12 or 6.14 of the Credit Agreement with respect to any calendar quarter other than the calendar quarter ended December 31, 2014, or to any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document.

5. Acknowledgement by Borrower.  The Borrower acknowledges that the Lender has initiated a field examination and audit of the Borrower and its Subsidiaries and acknowledges that the results of such examination and audit may result in adjustments to the Borrowing Base and categories of eligibility thereof, in each case, as such adjustments are permitted to be made by the Lender from time to time as set forth in the Credit Agreement.  The Borrower agrees to execute an amendment to the Credit Agreement as may be reasonably requested by the Lender in order to evidence any such adjustments.

6. Conditions to Effectiveness.  This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

(a) no Default or Event of Default shall exist;

(b) the Lender shall have received counterparts of this Amendment, duly executed by Borrower and the Guarantors, and a term note in the original principal amount of $4,000,000 and otherwise in form and substance satisfactory to the Lender, duly executed by the Borrower;

(c) the Lender shall have received a deed of trust with respect to the Beaumont Facility, duly executed by M&I, in form and substance satisfactory to the Lender, and the same shall constitute a valid mortgage lien on the Beaumont Facility in favor of the Lender, free and clear of all Liens, other than Permitted Liens;

(d) the Lender shall have received evidence of insurance coverage in respect of the Beaumont Facility, which coverage shall be satisfactory to the Administrative Agent in all respects and shall name the Administrative Agent as an additional insured and as a mortgagee/loss payee, as applicable;

(e) the Lender shall have received a favorable Phase I environmental report for the Beaumont Facility in form and substance satisfactory to the Lender in all respects;

(f) the Lender shall have received a binding commitment to issue a mortgagee’s policy of title insurance from Old Republic Title Company in favor of the Lender in form and substance, and in the amount of the term note described in clause (b) above, reasonably satisfactory to the Lender, insuring that the deed of trust described in clause (b) above creates a valid Lien, with the priority therein stated, on the estates covered thereby, except for Liens permitted under such deed of trust;

(g) the Lender shall have received an “as-built” survey of the Beaumont Facility in form and substance satisfactory to the Lender;

(h) the Lender shall have received an appraisal of the Beaumont Facility in form and substance satisfactory to the Lender;

(i) the Lender shall have a certification in form and substance satisfactory to the Lender that no part of the Beaumont Facility lies in a Special Floor Hazard Area or other flood hazard or flood plain area however designated, as determined in accordance with the criteria established by the Federal Insurance Administration or any other Governmental Authority having jurisdiction over the Beaumont Facility;

(j) evidence satisfactory to the Lender that all property taxes due and owing in respect of the Beaumont Facility have been paid in full;

(k) the Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, the Guarantor, this Amendment or the transaction contemplated hereby, all in form and substance satisfactory to the Lender and its counsel; and

(l) the Lender shall have received payment of all fees and reasonable, out of pocket expenses (including the reasonable fees and disbursements of Andrews Kurth LLP) due in connection with this Amendment; and

(m) the Lender shall have received such other consents, approvals or documents as the Lender may reasonably request.

7. Ratification.  The Borrower and the Guarantor hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Except as expressly stated in Section 4 of this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of the Lender created by or contained in any of such documents nor is the Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

8. Representations and Warranties.  Each of the Borrower and the Guarantor hereby represents and warrants to the Lender that (a) this Amendment and each other Loan Document executed in connection herewith to which it is a party have been duly executed and delivered, (b) this Amendment and each other Loan Document executed in connection herewith to which it is a party constitute a valid and legally binding agreement enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties made by it in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date, (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment and each other Loan Document executed in connection herewith to which it is a party has been duly authorized by it.

9. Release and Indemnity.

(a) The Borrower and the Guarantor hereby release and forever discharge the Lender and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower, the Guarantor or their representatives and the Lender or any of its directors, officers, agents, employees, attorneys or other representatives.  Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower or the Guarantor including any such caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

(b) The Borrower and the Guarantor hereby ratify the indemnification provisions contained in the Loan Documents, including, without limitation, Section 8.03 of the Credit Agreement, and agree that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

10. Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or other electronic form (i.e., “PDF”) each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

11. Governing Law.  This Amendment shall be construed, and the rights of the parties hereto determined, in accordance with and governed by the law of the State of Texas.

12. Final Agreement of the Parties.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES IN RELATION TO MATTERS DESCRIBED HEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.,
a Florida corporation

By:	/s/ Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	SVP, CFO & Secretary

GUARANTOR:

M&I ELECTRIC INDUSTRIES, INC.,
a Texas corporation

By:	/s/ Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	Vice President & Secretary

Signature Page to Third Amendment to Credit Agreement and Limited Waiver

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Morgan
Name:	Robert Morgan
Title:	Authorized Officer

Signature Page to Third Amendment to Credit Agreement and Limited Waiver

EXHIBIT A

CALCULATION OF BORROWING BASE

1. Total Accounts		$ __________
2. Ineligible Accounts
(a)	arising out of a sale to an Account Debtor that is an Affiliate of the Borrower	$ __________
(b)

not yet invoiced or as to which goods giving rise thereto have not been delivered or the services giving right thereto have not been performed, or otherwise not representing a completed sale or performance

$ __________
(c)	due or unpaid more than 90 days after the original invoice date or having an original due date that is more than 90 days after the original invoice date	$ __________
(d)

owed by an Account Debtor that is also a creditor or supplier of the Borrower or by an Account Debtor that has asserted any defense or contested any liability with respect thereto or which otherwise is or may become subject to any right of set off

$ __________
(e)	owed by an Account Debtor more than 20% of whose Accounts are not Eligible Accounts on account of paragraphs (c) or (d) above	$ __________
(f)	owed by an Account Debtor that is the subject of a bankruptcy, insolvency or similar proceeding or that has suspended business or consented to a receiver for its assets	$ __________
(g)

arising out of a sale made or services performed outside the United States or owed by an Account Debtor located outside of the United States and not secured by a letter of credit or not approved by the Lender[1]

$ __________
(h)

accounts the sale for which is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or otherwise contingent on or subject to the fulfillment of any condition

$ __________
(i)	owed by the United States or any department, agency or instrumentality thereof	$ __________
(j)	more than 15% concentration	$ __________
(k)	owed by Account Debtors that are employees or sales agents or independent contractors of the Borrower or any of the Borrower’s Affiliates	$ __________
(l)	subject to a lien or security interest other than a Permitted Lien	$ __________
(m)	accounts not valid, binding and enforceable against the Account Debtor thereof in accordance with its terms	$ __________
(n)	accounts not subject to an enforceable and duly perfected first priority security interest in favor of the Lender
Total		$ __________
3. Eligible Accounts [line (1) minus line (2)]		$ __________
4. 80% of Eligible Accounts [80% of line (3)]		$ __________
5. Total Inventory		$ __________
6. Ineligible Inventory
(a)

inventory not owned by the Borrower or a Guarantor or subject to a security interest or lien other than Permitted Liens or stored on leased premises and not the subject of a lien waiver letter acceptable to the Lender

$ __________
(b)	not fully or adequately insured with the Lender named as loss payee	$ __________
(c)	on lease or consignment or furnished under any contract of service from any person	$ __________
(d)	not finished inventory, not ready for sale or, in the opinion of the Lender, damaged, obsolete or otherwise not readily saleable as full value
(e)	not subject to an enforceable security interest in favor of the Lender that is duly perfected and of first priority	$ __________
Total		$ __________

Except for an amount of up to $500,000 in respect of foreign Eligible Accounts owed by Account Debtors that are Subsidiaries of Persons incorporated or organized under the laws of the United States and rated at least Baa3 by Moody’s or BBB- by S&P

Third Amendment to Credit Agreement and Limited Waiver

Exhibit A-1

7. Eligible Inventory [line (5) minus line (6)]	$ __________
8. 40% of Eligible Inventory [40% of line (7)][2]	$ __________
9. Borrowing Base [line (4) plus line (8)]	$ __________
10. Commitment	$4,000,000.00
11. Available Amount [Greater of (a) $1,500,000 or (b) lesser of line (9) or line (10)][3]	$ __________
12. Amount of outstanding Revolving Loans	$ __________
13. LC Obligations	$ __________
14. Sum of line (12) plus line (13)	$ __________
15. Excess availability [line (11) minus line (14)]	$ __________

[2]	Not to exceed $1,000,000.
[3]	For any day from and after the Third Amendment Effective Date through and including March 31, 2015, the Available Amount shall be $1,500,000.

Third Amendment to Credit Agreement and Limited Waiver

Exhibit A-2

TERM NOTE

$4,000,000.00	Houston, Texas	March 13, 2015

FOR VALUE RECEIVED, the undersigned, AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Maker”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national association (“Payee”), at its office located at 712 Main Street, Houston, Harris 77002, or at such other place within Harris County, Texas as Payee may designate in writing to Maker, in lawful money of the United States of America the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), or the aggregate unpaid principal amount of the Term Loan made under this Note by Payee to Maker pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Loan Agreement, both principal and interest being payable as herein provided.

This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, the Amended and Restated Credit Agreement (said Agreement, as amended or otherwise modified from time to time, being the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) dated as of November 30, 2013 and is one of the Notes referred to therein. Payments on this Note shall be made and applied as provided herein and in the Loan Agreement, and Payee shall be entitled to the benefits provided in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default upon which the maturity of this Note may be accelerated.

Subject to the provisions of the Loan Agreement, Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity.  Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated “weekly” ceiling rate in effect and applicable to the loan evidenced by this Note, as provided under Chapter 303 of the Texas Finance Code; provided, that Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher.

All co-signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof and Maker, and each of the guarantors, sureties and endorsers, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of Payee under any document securing this Note, and agree (i) that Payee or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with Maker, extend the date of maturity of all or any part hereof, without notifying or consulting with any Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for Payee or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon.

In the Event of Default hereunder or under any of the instruments securing payment hereof and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay the holder hereof the costs and reasonable attorney’s fees incurred in the collection hereof

As recited in Section 8.13 of the Loan Agreement, which Section is incorporated by reference herein, notwithstanding any provision herein to the contrary, Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that Payee shall receive or be paid interest exceeding the Maximum Rate.

Payment of this Note is secured and guaranteed as described in one or more security agreements and guaranties referred to in the Loan Agreement.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	SVP, CFO & Secretary

Third Amendment to Credit Agreement and Limited Waiver

Exhibit A-3